Exhibit 3.2

BYLAWS

OF

AVISTA CORPORATION

As Amended August 12, 2011

BYLAWS

OF

AVISTA CORPORATION

* * * * *

ARTICLE I.

Offices

The principal office of the Corporation shall be in the City of Spokane, Washington. The Corporation may have such other offices, either within or without the State of Washington, as the Board of Directors may designate from time to time.

ARTICLE II.

Shareholders

Section 1. Annual Meeting. The Annual Meeting of Shareholders shall be held on such date in the month of May in each year as determined by the Board of Directors for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the Annual Meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day.

Section 2. Special Meetings.

(a) Special meetings of the shareholders may be called by the President, the Chairman of the Board, a majority of the Board of Directors, or the Governance Committee of the Board, and shall be called by the President at the request of the holders of not less than two-thirds (2/3) of the voting power of all shares of the voting stock voting together as a single class. Only those matters that are specified in the call of or request for a special meeting may be considered or voted at such meeting.

(b) (i) Shareholder demands for a special meeting of shareholders shall be delivered to the principal executive offices of the Corporation, to the attention of the Corporate Secretary, and shall set forth the same information, representations and agreements as required by subsections (b) (iii) and (iv) of Section 11 of Article II as to any nominations proposed to be made at, and by subsection (c)(iii) as to any other business to be brought before, such special meeting.

(ii) A shareholder’s demand shall further be updated and supplemented when and as provided in subsections (b)(ii)(B) and (c)(ii)(B) of Section 11 of this Article II.

(c) A special meeting shall be held at the date and time fixed by the Board of Directors; provided, however, that the date of any special meeting called upon demand of shareholders shall be not more than 90 days after the date such demand is received by the Corporate Secretary (or the date of receipt of the last such demand that causes the aggregate number of shares held by shareholders making such demands to meet or exceed 2/3 of the voting power of the voting stock).

(d) In determining whether a special meeting of shareholders has been demanded by holders of at least 2/3 of the voting power of the voting stock, multiple demands delivered to the Corporate Secretary will be considered together only if and to the extent that (i) such demands identify substantially the same purpose or purposes of the special meeting and substantially the same matters proposed to be acted on at the special meeting (in each case as determined by the Board of Directors), (ii) such demands have been dated and delivered to the Corporate Secretary within 60 days of the date of delivery to the Corporate Secretary of the first such demand and (iii) the shareholders making such demands were holders of record of shares representing, in the aggregate, the requisite voting power as of the date of delivery to the Corporate Secretary of the first such demand and remain such holders of record as of the respective dates of delivery of the respective demands, as of the record date of the meeting and as of the date of the meeting.

(e) A shareholder may revoke its demand for a special meeting at any time by delivering a written revocation to the Corporate Secretary. If, following such revocation, the remaining shareholders demanding a special meeting hold in the aggregate less than two-thirds (2/3) of the voting power of the voting stock, the Board of Directors, in its discretion, may cancel the special meeting.

(f) At any special meeting of shareholders, the only business that may properly be brought before the meeting shall be that business set forth in the notice of the meeting issued to shareholders by the Corporation. For any special meeting called upon demand by shareholders, the business to be set forth in the Corporation’s notice of the meeting shall be limited to the business set forth in the shareholder demands delivered to the Corporate Secretary, except that the Board of Directors shall have the authority, in its discretion, to include additional items of business in such notice and cause the same to be transacted.

Section 3. Place of Meeting. Meetings of the shareholders, whether they be annual or special, shall be held at the principal office of the Corporation, unless a place, either within or without the state, is otherwise designated by the Board of Directors in the notice provided to shareholders of such meetings.

Section 4. Notice of Meeting. Written or printed notice of every meeting of shareholders shall be mailed by the Corporate Secretary or any Assistant Corporate Secretary, not less than ten (10) nor more than fifty (50) days before the date of the meeting, to each holder of record of stock entitled to vote at the meeting. The notice shall be mailed to each shareholder at his last known post office address, provided, however, that if a shareholder is present at a meeting, or waives notice thereof in writing before or after the meeting, the notice of the meeting to such shareholders shall be unnecessary.

Section 5. Voting of Shares. At every meeting of shareholders each holder of stock entitled to vote thereat shall be entitled to one vote for each share of such stock held in his name on the books of the Corporation, subject to the provisions of applicable law, and may vote and otherwise act in person or by proxy.

Section 6. Quorum. The holders of a majority of the number of outstanding shares of stock of the Corporation entitled to vote thereat, present in person or by proxy at any meeting, shall constitute a quorum, but less than a quorum shall have power to adjourn any meeting from time to time without notice. No change shall be made in this Section 6 without the affirmative vote of the holders of at least a majority of the outstanding shares of stock entitled to vote.

Section 7. Closing of Transfer Books or Fixing of Record Date. For the purposes of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the Corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, fifty (50) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy (70) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

Section 8. Voting Record. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make, at least ten (10) days before each meeting of shareholders, a complete record of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which record, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office of the Corporation. Such record shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof.

Section 9. Conduct of Proceedings. The Chairman of the Board shall preside at all meetings of the shareholders. In the absence of the Chairman, the President shall preside and in the absence of both, the Executive Vice President shall preside. The members of the Board of Directors present at the meeting may appoint any officer of the Corporation or member of the Board to act as Chairman of any meeting in the absence of the Chairman, the President, or Executive Vice President. The Corporate Secretary of the Corporation, or in his absence, an Assistant Corporate Secretary, shall act as Secretary at all meetings of the shareholders. In the absence of the Corporate Secretary or Assistant Corporate Secretary at any meeting of the shareholders, the presiding officer may appoint any person to act as Secretary of the meeting.

Section 10. Proxies. At all meetings of shareholders, a shareholder may vote in person or by proxy. A shareholder or the shareholder’s duly authorized agent or attorney-in-fact may appoint a proxy by (i) executing a proxy in writing or (ii) transmitting or authorizing the transmission of an electronic proxy in any manner permitted by law. Such proxy shall be filed with the Corporate Secretary of the Corporation before or at the time of the meeting.

Section 11. Nomination of Directors and Other Business to be Conducted at Meetings of Shareholders.

(a) General. At any meeting of shareholders, only such nominations of individuals for election to the Board of Directors shall be made as shall have been properly made, and only such other business shall be transacted as shall have been properly brought before the meeting, in accordance with this Section 11 and, in the case of a special meeting, Section 2, of this Article II. Certain capitalized terms used in this Section 11 are hereinafter defined in subsection (d).

(b) Nominations for Director at Annual Meeting. (i) Subject to the provisions of paragraph (1) of subdivision (j) of Article THIRD of the Articles of Incorporation, nominations for the election of directors may be made at an annual meeting of shareholders only (A) by the Board of Directors or a nominating committee appointed by the Board of Directors or (B) by a Proponent who (1) is an Eligible Shareholder, (2) has complied with the procedures established by this Section 11(b) of Article II and (3) appears at the meeting in person or by qualified representative. For a nomination to be properly made at an annual meeting by a shareholder, the Proponent intending to make such nomination must have delivered timely and proper notice thereof, and timely updates and supplements thereof, in writing to the Corporate Secretary of the Corporation in accordance with, and containing all the information (including the completed questionnaire referred to in subparagraph (iv) below) required by, this Section 11(b) of Article II.

(ii) To be timely,

(A) a Proponent’s notice must be delivered to the principal executive offices of the Corporation, to the attention of the Corporate Secretary, not less than 90 or more than 180 days prior to the first anniversary of the date of the preceding year’s annual meeting of shareholders; provided, however, that if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 60 days after such anniversary of the preceding year’s annual meeting, then notice by the Proponent to be timely must be delivered to the Corporate Secretary at the principal executive offices of the Corporation not later than the close of business on the later of (1) the 90th day prior to the date of such annual meeting and (2) the 10th day following the date of the first Public Disclosure of the date of such meeting. In no event shall any adjournment or postponement of an annual meeting, or any announcement or notice of such an adjournment or postponement, commence a new time period for the giving of a Proponent’s notice required by this Section 11(b) of Article II.

(B) a Proponent’s notice shall further be updated and supplemented to the extent necessary to make the information provided or required to be provided therein true, correct and complete, such updates and supplements to be delivered to the principal executive offices of the Corporation, to the attention of the Corporation Secretary, (1) within 5 business days after the record date for the meeting for any change in such information that shall have occurred as of such record date, (2) within 5 business days after any such change that occurs after such record date and on or before the second business day prior to the date of the meeting or any adjournment or postponement thereof, but in no event later than such second business day, and (3) forthwith upon the occurrence of any such change that occurs after the second business day prior to the date of the meeting or any such adjournment or postponement.

(iii) To be in proper form, a Proponent’s notice delivered to the Corporate Secretary shall set forth:

(A) Information as to the Proponent and any Shareholder Associated Person

The Proponent Information; and

(B) Information as to each Nominee and any Nominee Associated Person

(1) the name, age, business address, residence address, business telephone number and residence telephone number of such Nominee and the name, business address and residence address of each Nominee Associated Person;

(2) the principal occupation or employment of such Nominee;

(3) the class and number of shares of capital stock of the Corporation that are, directly or indirectly, owned (beneficially and of record) by or on behalf of each Nominee and by or on behalf of any Nominee Associated Person, the date such shares were acquired and the investment intent with respect thereto;

(4) a description of such Nominee’s qualifications to be a director;

(5) a statement as to whether such Nominee would be an independent director, and the basis therefor, under the listing standards of the New York Stock Exchange and the Corporation’s internal corporate governance guidelines;

(6) a description of any Derivative Transaction entered into, directly or indirectly, by the Nominee or any Nominee Associated Person;

(7) a description of all direct or indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among the Proponent and any Shareholder Associated Person, on the one hand, and each proposed Nominee and any Nominee Associated Person, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K under the Exchange Act (or any successor regulation) if the Proponent or any Shareholder Associated Person were the “registrant” for purposes of such item and the Nominee or any Nominee Associated Person were a director or executive officer of such registrant; and

(8) any other information with respect to such Nominee or any Nominee Associated Person that would be required to be included in a proxy statement or other filing required to be made in connection with solicitations of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including the written consent of (x) such Nominee to being named in the proxy statement as a Nominee and to serving as a director if elected and (y) such Nominee and each Nominee Associated Person to public disclosure by the Corporation of any or all information relating to such Nominee or such Nominee Associated Person furnished to the Corporation by either thereof or by the Proponent).

(iv) The Proponent’s notice, to be in proper form, shall also attach a completed questionnaire (in the form provided by the Corporate Secretary of the Corporation upon request by the Proponent) signed by such Nominee with respect to information of the type required by the Corporation’s annual questionnaire for directors and officers of the Corporation in connection with the annual meeting of shareholders and various reports filed with the Securities and Exchange Commission. Such questionnaire shall include a representation and agreement that such Nominee

(A) is not and will not become a party to

(1) any agreement, arrangement or understanding with, and has not given and will not give any commitment or assurance to, any person or entity as to how such Nominee, if elected as a director of the Corporation, will act or vote on any issue or question (any such agreement, arrangement, understanding, commitment or assurance, a “Voting Commitment”) that has not been, or shall not have been within three business days thereafter, disclosed to the Corporation or

(2) any Voting Commitment that could limit or interfere with the Nominee’s ability to comply, if elected as a director of the Corporation, with such Nominee’s fiduciary duties under applicable law,

(B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director of the Corporation that has not been, or shall not have been within three business days thereafter, disclosed to the Corporation, and

(C) in such Nominee’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply, with applicable law and all applicable corporate governance, conduct and ethics, conflict of interest, corporate opportunity, confidentiality and stock ownership and trading codes, policies and guidelines of the Corporation that are publicly disclosed or which shall have been otherwise disclosed to such Nominee by the Corporate Secretary.

(c) Other Business Brought before Annual Meeting. (i) Business other than the nomination of individuals for election as directors may be brought before an annual meeting of shareholders only (A) by or at the direction of the Board of Directors or (B) by a Proponent who (1) is an Eligible Shareholder, (2) has complied with procedures established by this Section 11(c) of Article II and (3) appears at the meeting in person or by qualified representative. For business to be properly brought before an annual meeting of shareholders by a shareholder, the Proponent intending to bring such business before such meeting must have delivered timely and proper notice thereof, and timely updates and supplements thereof, in writing to the Corporate Secretary of the Corporation, in accordance with, and containing all the information required by, this

Section 11(c) of Article II, and such business must be a proper matter for shareholder action under the Washington Business Corporation Act.

(ii) To be timely,

(A) a Proponent’s notice must be delivered to the principal executive offices of the Corporation, to the attention of the Corporate Secretary, not less than 90 or more than 180 days prior to the first anniversary of the preceding year’s annual meeting of shareholders; provided, however, that if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 60 days after such anniversary of the preceding year’s annual meeting, then notice by the Proponent to be timely must be delivered to the Corporate Secretary at the principal executive offices of the Corporation not later than the close of business on the later of (1) the 90th day prior to the date of such annual meeting and (2) the 10th day following the date of the first Public Disclosure of the date of such meeting. In no event shall any adjournment or postponement of an annual meeting, or any announcement or notice of such an adjournment or postponement, commence a new time period for the giving of a Proponent’s notice required by this Section 11(c) of Article II; and

(B) a Proponent’s notice shall further be updated and supplemented to the extent necessary to make the information provided or required to be provided therein true, correct and complete, such updates and supplements to be delivered to the principal executive offices of the Corporation, to the attention of the Corporation Secretary, (1) within 5 business days after the record date for the meeting for any change in such information that shall have occurred as of such record date, (2) within 5 business days after any such change that occurs after such record date and on or before the second business day prior to the date of the meeting or any adjournment or postponement thereof, but in no event later than such second business day, and (3) forthwith upon the occurrence of any such change that occurs after the second business day prior to the date of the meeting or any such adjournment or postponement.

(iii) To be in proper form, a Proponent’s notice delivered to the Corporate Secretary shall set forth:

(A) Information as to the Proponent and any Shareholder Associated Person

The Proponent Information; and

(B) Information as to Each Item of Business Proposed

(1) a description of such business;

(2) the reasons for transacting such business at the meeting;

(3) a description of any material interest of the Proponent or any Shareholder Associated Person in such business;

(4) a description of any other agreement, arrangement or understanding that has been entered into or is in effect as of the date of the Proponent’s notice, between or among the Proponent, any Shareholder Associated Person or any other person, and that relates to such business or the proposal thereof;

(5) the text of any resolutions to be proposed; and

(6) whether the Proponent has communicated with any other shareholder or beneficial owner of shares of stock of the Corporation regarding such business.

(d) Business Brought before Special Meeting. (i) As provided in Section 2 of this Article II, the only business that may properly be brought before a special meeting of shareholders shall be that business set forth in the notice of the meeting issued to shareholders by the Corporation.

(ii) Nominations for the election of directors may be made at, and other business may be brought before, a special meeting of shareholders only (A) by or at the direction of the Board of Directors or (B) by a Proponent who is (1) an Eligible Shareholder, (2) either (x) one of the shareholders upon whose demand such meeting shall have been called and who otherwise shall have complied with procedures established by Section 2 of this Article II or (y) if such meeting shall have been called by the Board of Directors for the purpose of electing directors, any other shareholder who shall have complied with the procedures established in this Section 11(d) and (3) in any case, appears at the meeting in person or by qualified representative. For a nomination to be properly made at a special meeting as contemplated in clause (y) above, the Proponent intending to make such nomination must have delivered timely and proper notice thereof, and timely updates and supplements thereof, in writing to the principal executive offices of the Corporation, to the attention of the Corporate Secretary, in accordance with, and containing all the information required by, this Section 11(d).

(iii) To be timely,

(A) the notice delivered by a shareholder described in clause (y) of paragraph (ii)(B)(2) above must be so delivered not later than the 10th day following the date of the first Public Disclosure of the date of the special meeting. In no event shall any adjournment or postponement of a special meeting, or any announcement or notice of such an adjournment or postponement, commence a new time period for the giving of a Proponent’s notice required by this Section 11(d) of Article II; and

(B) such notice shall further be updated and supplemented when and as provided in Section 11(b)(ii)(B) of this Article II.

(iv) to be in proper form, the notice delivered by a shareholder described in clause (y) of paragraph (ii)(B)(2) above shall set forth all the information required by Section 11(b)(iii) and (iv) of this Article II.

(e) Effect of Bylaws. (i) No individual proposed to be nominated by a shareholder shall be eligible for election or service as a director of the Corporation unless such person is nominated in accordance with the procedures set forth in this Section 11, and, to the extent applicable, Section 2, of Article II. No other business proposed by a shareholder shall be transacted at a meeting of shareholders except in accordance with the procedures set forth in this Section 11, and, to the extent applicable, Section 2, of Article II. The Board of Directors, the Governance Committee of the Board or any other duly authorized committee thereof, the Chairman of the Board or the President shall have the authority to determine whether or not any of the foregoing requirements for any nomination to be properly made and/or any other business to be properly brought before the meeting in accordance with the provisions of this Section 11, and, to the extent applicable, Section 2, shall have been satisfied and, if such determination shall not have been made prior to the meeting, the Chairman of the meeting shall have such authority; it being understood that such authority granted to the Board and the Governance Committee shall include the discretionary authority to waive any such requirement (for any reason or for no reason) in any particular instance and to waive the same in one instance and not in another. If it shall have been so determined, the Chairman of the meeting shall declare to the meeting that any nomination was not properly made and/or that any other business was not properly brought before the meeting, and, in such event, such matter shall not be presented to the meeting, shall not be voted upon and shall be disregarded, notwithstanding that the proposed nomination or other business may have been included in the Corporation’s notice of the meeting or in the Corporation’s or a shareholder’s proxy statement and/or that proxies in respect of such nomination or other business may have been solicited or obtained. Such determination shall be conclusive. Anything herein to the contrary notwithstanding, no waiver of any requirement set forth in this Section 11, or, to the extent applicable, Section 2, of Article II shall extend to or affect such requirement except to the extent so expressly waived, and, except to such extent, such requirement shall remain in full force and effect.

(ii) The requirements of this Section 11 of Article II, and, to the extent applicable, Section 2, shall apply to any nomination to be made and/or any business to be brought before a meeting of shareholders by a shareholder without regard to whether such nomination or other business also is included or intended to be included in the Corporation’s proxy statement pursuant to any rule under the Exchange Act or whether such nomination or other business is presented to shareholders by means of a proxy solicitation by any person other than by or on behalf of the Board of Directors or otherwise. Nothing in these Bylaws shall be deemed to affect any rights a shareholder may have under any rule under the Exchange Act to request inclusion of a proposal in the Corporation’s proxy statement. Nothing in these Bylaws shall be deemed to permit any shareholder, or give any shareholder the right, to include, or to have disseminated or described, any proposal in the Corporation’s proxy statement, or to expand any right a shareholder may have under any rule under the Exchange Act to request inclusion of proposed business in the Corporation’s proxy materials or reduce the requirements that must be met under such rule to trigger any such right.

(f) Definitions.

“Derivative Transaction” means:

(i) any transaction in, or arrangement, agreement, understanding or relationship with respect to, any option, warrant, convertible or exchangeable security, stock appreciation right or right similar to any of the foregoing with an exercise, conversion or exchange privilege, or settlement payment or mechanism related to, any security of the

Corporation, or similar instrument with a value derived in whole or in part from the value of any security of the Corporation;

(ii) any transaction, arrangement, agreement, proxy, understanding or relationship which included or includes an opportunity, directly or indirectly, to profit or share in any profit derived from any increase or decrease in the value of any security of the Corporation, to receive or share in the receipt of dividends payable on any security of the Corporation separate or separable from the underlying security, to mitigate any loss or manage any risk associated with any increase or decrease in the value of any security of the Corporation or to increase or decrease the number of securities of the Corporation which any person was, is or will be entitled to vote, in each case under clause (i) hereof and this clause (ii), including, without limitation, any put or call arrangement, short position, borrowed shares or swap or similar arrangement; and

(iii) any transaction, arrangement, agreement, understanding or relationship with respect to the borrowing or lending of securities of the Corporation or any interest therein, in each case under clauses (i) and (ii) hereof and this clause (iii) without regard to whether (A) such derivative transaction conveys any voting rights in any security of the Corporation, (B) such derivative transaction is required to be, or capable of being, settled through delivery of any security of the Corporation or (C) other transactions that hedge the economic effect of such derivative transaction have been entered into.

“Eligible Shareholder” means a shareholder of the Company who (i) is a shareholder of record both at the time of giving the notice required by Section 11(b)(i) or Section 11(c)(i), or the demand required by Section 2(b), as the case may be, and at the time of the related meeting of shareholders and any adjournment or postponement thereof, and (ii) is entitled to vote, as such shareholder, on the matters referred to in such notice or demand.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Nominee” means a natural person nominated for election as a director of the Corporation.

“Nominee Associated Person” of any Nominee means (i) any affiliate or associate (as such terms are defined for purposes of the Exchange Act) of such Nominee, (ii) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such Nominee or any affiliate or associate of such Nominee, (iii) any person controlling, controlled by or under common control with such Nominee or other Nominee Associated Person, and (iv) any person acting in concert with such Nominee or any of the foregoing.

“Proponent” means a shareholder of record of the Corporation who intends to make a nomination for director or bring other business before a meeting of shareholders, as the case may be.

“Proponent Information” means:

(i) the name and address of the Proponent, as they appear on the Corporation’s books, and of any Shareholder Associated Person;

(ii) the class and number of shares of capital stock of the Corporation that are, directly or indirectly, owned (beneficially and of record) by or on behalf of the Proponent and by or on behalf of any Shareholder Associated Person, the date such shares were acquired and the investment intent with respect thereto;

(iii) a description of all purchases and sales of, or other transactions involving in any way, shares of capital stock of the Corporation by or on behalf of the Proponent and by or on behalf of any Shareholder Associated Person during the twenty-four month period prior to the date of the Proponent’s notice or demand, as the case may be, including the date of the transactions, the class and number of shares and the consideration (without regard to whether such shares involved were or were not owned by the Proponent or any such person);

(iv) a description of any Derivative Transaction entered into, directly or indirectly, by the Proponent or any Shareholder Associated Person;

(v) any other information with respect to such business, the Proponent and/or any Shareholder Associated Person that would be required to be included in a proxy statement subject to Regulation 14A under the Exchange Act, if such business were being proposed by the Board of Directors of the Corporation;

(vi) a representation as to whether the Proponent intends to deliver a proxy statement and/or form of proxy to shareholders and/or otherwise to solicit proxies from shareholders in support of such proposal; and

(vii) a consent by the Proponent and each Shareholder Associated Person to the public disclosure by the Corporation of any or all of the Proponent Information relating to the Proponent or such Shareholder Associated Person.

“Public Disclosure” means disclosure made in a press release reported by Dow Jones News Service, Associated Press or a comparable national news service or in a document filed by the Corporation pursuant to Section 13, 14 or 15(d) of the Exchange Act.

“Shareholder Associated Person” of any shareholder means (i) any affiliate or associate (as such terms are defined for purposes of the Exchange Act) of the shareholder, (ii) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such shareholder or any affiliate or associate of such beneficial owner, (iii) any person controlling, controlled by or under common control with such shareholder or any Shareholder Associated Person and (iv) any person acting in concert with such shareholder or any of the foregoing.

ARTICLE III.

Board of Directors

Section 1. General Powers. The powers of the Corporation shall be exercised by or under the authority of the Board of Directors, except as otherwise provided by the laws of the State of Washington and the Articles of Incorporation.

Section 2. Number, Tenure and Eligibility. The number of Directors of the Corporation shall be as fixed from time to time by resolution of the Board of Directors, but shall not be more than eleven (11); provided, however, that if the right to elect a majority of the Board of Directors shall have accrued to the holders of the Preferred Stock as provided in paragraph (1) of subdivision (j) of Article THIRD of the Articles of Incorporation, then, during such period as such holders shall have such right, the number of directors may exceed eleven (11). At each Annual Meeting of Shareholders, all directors shall stand for election each year for a term of office to expire at the next succeeding Annual Meeting of Shareholders after their election. Notwithstanding the foregoing, directors elected by the holders of the Preferred Stock in accordance with paragraph (1) of subdivision (j) of Article THIRD of the Articles of Incorporation shall be elected for a term, which shall expire not later than the next Annual Meeting of Shareholders. All directors shall hold office until the expiration of their term of office and until their successors shall have been elected and qualified. No person may be elected or re-elected as a director if at the time of their election or re-election, such person shall have attained the age of seventy-two (72) years. Any director who attains such age while in office shall retire from the Board of Directors effective at the Annual Meeting of Shareholders held in the year in which their then current term expires, and any such director shall not be nominated or re-elected as a director.

Section 3. Regular Meetings. The regular Annual Meeting of the Board of Directors shall be held immediately following the adjournment of the Annual Meeting of the shareholders or as soon as practicable after said Annual Meeting of Shareholders. But, in any event, said regular Annual Meeting of the Board of Directors must be held on either the same day as the Annual Meeting of Shareholders or the next business day following said Annual Meeting of Shareholders. At such meeting the Board of Directors, including directors newly elected, shall organize itself for the coming year, shall elect officers of the Corporation for the ensuing year, and shall transact all such further business as may be necessary or appropriate. The Board shall hold regular quarterly meetings, without call or notice, on such dates as determined by the Board of Directors. At such quarterly meetings the Board of Directors shall transact all business properly brought before the Board.

Section 4. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, the President, the Executive Vice President, the Lead Director or any three (3) directors. Notice of any special meeting shall be given to each director at least two (2) days in advance of the meeting.

Section 5. Emergency Meetings. In the event of a catastrophe or a disaster causing the injury or death to members of the Board of Directors and the principal officers of the Corporation, any director or officer may call an emergency meeting of the Board of Directors. Notice of the time and place of the emergency meeting shall be given not less than two (2) days prior to the meeting and may be given by any available means of communication. The director or directors present at the meeting shall constitute a quorum for the purpose of filling vacancies determined to exist. The directors present at the emergency meeting may appoint such officers as necessary to fill any vacancies determined to exist. All appointments under this section shall be temporary until a special meeting of the shareholders and directors is held as provided in these Bylaws.

Section 6. Conference by Telephone. The members of the Board of Directors, or of any committee created by the Board, may participate in a meeting of the Board or of the committee by means of a conference telephone or similar communication equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation in a meeting by such means shall constitute presence in person at a meeting.

Section 7. Quorum. A majority of the number of directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors. The action of a majority of the directors present at a meeting at which a quorum is present shall be the action of the Board.

Section 8. Action Without a Meeting. Any action required by law to be taken at a meeting of the directors of the Corporation, or any action which may be taken at a meeting of the directors or of a committee, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors, or all of the members of the committee, as the case may be. Such consent shall have the same effect as a unanimous vote.

Section 9. Vacancies. Subject to the provisions of paragraph (1) of subdivision (j) of Article THIRD of the Articles of Incorporation, (a) any vacancy occurring in the Board of Directors may be filled by the Board of Directors and any director so elected to fill a vacancy shall be elected for a term of office continuing until the next election of directors by the shareholders; provided, however, if the directors then in office constitute fewer than a quorum of the Board, the affirmative vote of a majority of all directors then in office shall be required fill such vacancy.

Section 10. Resignation of Director. Any director or member of any committee may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein. If no time is specified, it shall take effect from the time of its receipt by the Corporate Secretary, who shall record such resignation, noting the day, hour and minute of its reception. The acceptance of a resignation shall not be necessary to make it effective.

Section 11. Removal. Subject to the provisions of paragraph (1) of subdivision (j) of Article THIRD of the Articles of Incorporation, any director may be removed from office at any time, but only for cause and only by the holders of shares of capital stock of the Corporation entitled generally to vote in the election of directors voting together as a single class, at a meeting of shareholders called expressly for that purpose and only if the number of votes cast for the removal of such director exceeds the number of votes cast against such removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

Section 12. Order of Business. The Chairman of the Board shall preside at all meetings of the directors. In the absence of the Chairman, the officer or member of the Board designated by the Board of Directors shall preside. At meetings of the Board of Directors, business shall be transacted in such order as the Board may determine. Minutes of all proceedings of the Board of Directors, or committees appointed by it, shall be prepared and maintained by the Corporate Secretary or an Assistant Corporate Secretary and the original shall be maintained in the principal office of the Corporation.

Section 13. Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors, or of a committee thereof, at which action on any corporate matter is taken, shall be presumed to have assented to the action unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Corporate Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

ARTICLE IV.

Executive Committee

and

Additional Committees

Section 1. Appointment. The Board of Directors, by resolution adopted by a majority of the Board, may designate three or more of its members to constitute an Executive Committee. The designation of such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.

Section 2. Authority. The Executive Committee, when the Board of Directors is not in session, shall have and may exercise all of the authority of the Board of Directors including authority to authorize distributions or the issuance of shares of stock, except to the extent, if any, that such authority shall be limited by the resolution appointing the Executive Committee or by law.

Section 3. Tenure. Each member of the Executive Committee shall hold office until the next regular Annual Meeting of the Board of Directors following his designation and until his successor is designated as a member of the Executive Committee.

Section 4. Meetings. Regular meetings of the Executive Committee may be held without notice at such times and places as the Executive Committee may fix from time to time by resolution. Special meetings of the Executive Committee may be called by any member thereof upon not less than two (2) days notice stating the place, date and hour of the meeting, which notice may be written or oral. Any member of the Executive Committee may waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends in person.

Section 5. Quorum. A majority of the members of the Executive Committee shall constitute a quorum for the transaction of business at any meeting thereof. Actions by the Executive Committee must be authorized by the affirmative vote of a majority of the appointed members of the Executive Committee.

Section 6. Action Without a Meeting. Any action required or permitted to be taken by the Executive Committee at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the members of the Executive Committee.

Section 7. Procedure. The Executive Committee shall select a presiding officer from its members and may fix its own rules of procedure, which shall not be inconsistent with these Bylaws. It shall keep regular minutes of its proceedings and report the same to the Board of Directors for its information at a meeting thereof held next after the proceedings shall have been taken.

Section 8. Committees Additional to Executive Committee. The Board of Directors may, by resolution, designate one or more other committees, each such committee to consist of two (2) or more of the directors of the Corporation. A majority of the members of any such committee may determine its action and fix the time and place of its meetings unless the Board of Directors shall otherwise provide.

ARTICLE V.

Officers

Section 1. Number. The Board of Directors shall appoint one of its members Chairman of the Board. The Board of Directors shall also appoint a Chief Executive Officer and a President, one of whom may also serve as Chairman, one or more Vice Presidents, a Corporate Secretary, and a Treasurer. The Board of Directors may from time to time appoint such other officers as the Board deems appropriate. The same person may be appointed to more than one office. The Chief Executive Officer shall have the authority to appoint such assistant officers as might be deemed appropriate.

Section 2. Election and Term of Office. The officers of the Corporation shall be elected by the Board of Directors at the Annual Meeting of the Board. Each officer shall hold office until his successor shall have been duly elected and qualified.

Section 3. Removal. Any officer or agent may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

Section 4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise may be filled by the Board of Directors for the unexpired portion of the term.

Section 5. Powers and Duties. The officers shall have such powers and duties as usually pertain to their offices, except as modified by the Board of Directors, and shall have such other powers and duties as may from time to time be conferred upon them by the Board of Directors.

ARTICLE VI.

Contracts, Checks and Deposits

Section 1. Contracts. The Board of Directors may authorize any officer or officers or agents, to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

Section 2. Checks/Drafts/Notes. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

Section 3. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors by resolution may select.

ARTICLE VII.

Certificates for Shares and Their Transfer

Section 1. Certificates for Shares. Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors and shall contain such information as prescribed by law. Such certificates shall be signed by the President or a Vice President and by either the Corporate Secretary or an Assistant Corporate Secretary, and sealed with the corporate seal or a facsimile thereof. The signatures of such officers upon a certificate may be facsimiles. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

Section 2. Transfer of Shares. Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Corporate Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes. The Board of Directors shall have power to appoint one or more transfer agents and registrars for transfer and registration of certificates of stock.

ARTICLE VIII.

Corporate Seal

The seal of the Corporation shall be in such form as the Board of Directors shall prescribe.

ARTICLE IX.

Indemnification

Section 1. Indemnification of Directors and Officers. The Corporation shall indemnify and reimburse the expenses of any person who is or was a director, officer, agent or employee of the Corporation or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another enterprise or employee benefit plan to the extent permitted by and in accordance with Article SEVENTH of the Company’s Articles of Incorporation and as permitted by law.

Section 2. Liability Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the laws of the State of Washington.

Section 3. Ratification of Acts of Director, Officer or Shareholder. Any transaction questioned in any shareholders’ derivative suit on the ground of lack of authority, defective or irregular execution, adverse interest of director, officer or shareholder, nondisclosure, miscomputation, or the application of improper principles or practices of accounting may be ratified before or after judgment, by the Board of Directors or by the shareholders in case less than a quorum of directors are qualified; and, if so ratified, shall have the same force and effect as if the questioned transaction had been originally duly authorized, and said ratification shall be binding upon the Corporation and its shareholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned transaction.

ARTICLE X.

Amendments

Except as to Section 6 of Article II of these Bylaws, the Board of Directors may alter or amend these Bylaws at any meeting duly held, the notice of which includes notice of the proposed amendment. Bylaws adopted by the Board of Directors shall be subject to change or repeal by the shareholders; provided, however, that Sections 2 and 11 of the Article II, Section 2 of Article III, (other than the provision thereof specifying the number of Directors of the Corporation), and Sections 9 and 11 of Article III and this proviso shall not be altered, amended or repealed, and no provision inconsistent therewith or herewith shall be included in these Bylaws, without the affirmative votes of the holders of at least eighty percent (80%) of the voting power of all the shares of the Voting Stock voting together as a single class.

The undersigned hereby certifies that these Bylaws of Avista Corporation were adopted by the Board of Directors of the Corporation on August 12, 2011.

/s/ Karen S. Feltes
Corporate Secretary